UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 30, 2009
Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50908	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

461 Fifth Avenue, 25th Floor, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 644-3450

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 8.01. OTHER EVENTS.

On July 30, 2009, Rand Logistics, Inc. delivered a letter to the board of directors of US Shipping General Partner LLC pursuant to which Rand proposed, as an alternative to US Shipping's existing proposed plan of reorganization, a transaction in which Rand would acquire certain assets, and assume certain liabilities, of US Shipping.  There can be no assurance that the US Shipping board of directors will entertain Rand's proposal or that any transaction between Rand and US Shipping will occur as a result of Rand's proposal.  Furthermore, should a transaction between Rand and US Shipping result from Rand's proposal, there can be no assurance that the terms of any such transaction would be on terms consistent with those contained in Rand's proposal.  A copy of the letter containing Rand's proposal is attached hereto as Exhibit 99.1 and is incorporated by reference herein, and the foregoing is qualified by reference thereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

99.1           Letter to The Board of Directors of US Shipping General Partner LLC, dated July 30, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND LOGISTICS, INC.

Date: July 30, 2009	By:	/s/ Laurence S. Levy
	Name:	Laurence S. Levy
	Title:	Chairman of the Board and Chief Executive Officer